Exhibit 99

Form 4 Joint Filer Information

Name:     Northrop Grumman Space & Mission Systems Corp., an Ohio corporation
Address:    1840 Century Park East
    Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 08/18/2005
Signature:
By:    /s/ Kathleen M. Salmas

    Kathleen M. Salmas
    Secretary